Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $87,890,550 aggregate principal amount 6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on September 13, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$12,261
Legal fees and expenses	$175,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$210,000
Printing fees	$35,000
Rating agency fees	$235,000
Miscellaneous	$25,739

Total expenses	$693,000